Exhibit 5.1

12670 High Bluff Drive
San Diego, California 92130
Tel: +1.858.523.5400 Fax: +1.858.523.5450
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
August 6, 2018	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Seoul
Callaway Golf Company	Houston	Shanghai
2180 Rutherford Road	London	Silicon Valley
Carlsbad, CA 92008	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.

Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to Callaway Golf Company, a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of (i) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (a form of which is included as Exhibit 4.4 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (ii) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), (iii) shares of one or more series of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iv) depositary shares (“Depositary Shares”), (v) warrants (“Warrants”), (vi) rights to purchase shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (“Rights”), (vii) stock purchase contracts (“Stock Purchase Contracts”), (viii) stock purchase units (“Stock Purchase Units”) and (ix) units (“Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units and Units are referred to herein collectively as the “Securities.”
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraph 1 and paragraphs 4 through 9 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

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Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1.When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
2.When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s Certificate of Incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
3.When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s Certificate of Incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
4. When the applicable deposit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary corporate action of the Company, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.When the applicable rights agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Rights have been duly established in accordance with the terms of the applicable rights agreement and authorized by all necessary corporate action of the Company, and such Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable rights agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Rights will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
7.When the applicable stock purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issue of Stock Purchase Contracts have been duly authorized in accordance with the terms of the applicable stock purchase contract agreement and authorized by all necessary corporate action of the Company, and such Stock Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable stock purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Stock Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Stock

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Purchase Contracts will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
8.When the applicable stock purchase unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issue of Stock Purchase Units have been duly authorized in accordance with the terms of the applicable stock purchase unit agreement and authorized by all necessary corporate action of the Company, and such Stock Purchase Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable stock purchase unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Stock Purchase Units have been duly authorized and reserved for issuance by all necessary corporate action), such Stock Purchase Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
9.When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.
With your consent, we have assumed (a) that each of the Debt Securities, Depositary Shares, Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units and Units, and the Applicable Indenture, deposit agreements, warrant agreements, rights agreements, stock purchase contract agreements, stock purchase unit agreements and unit agreements governing such Securities (collectively, the “Documents”), will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
This letter assumes, with your consent, that the board of directors of the Company will act in accordance with its fiduciary duties as required under applicable law in adopting the applicable rights agreement, and does not address whether the board of directors may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing. Moreover, this letter addresses corporate procedures in connection with the issuance of the Rights

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associated with the shares of Common Stock or Preferred Stock, as applicable, and not any particular provision of the Rights or the applicable rights agreement. It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Latham & Watkins LLP

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